UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BIRCHTECH CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIRCHTECH CORP.

1810 Jester Drive

Corsicana, Texas 75109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 23, 2026

To the Stockholders of Birchtech Corp.:

The annual meeting of stockholders (the “Annual Meeting”) of Birchtech Corp. (the “Company”) will be held exclusively online via the Internet on Thursday, July 23, 2026, at 10:00 a.m. Eastern Time. The purposes of the meeting are:

1. To elect four director nominees listed in the accompanying Proxy Statement, to hold office until their successors have been elected and qualified or until the earlier of their resignation or removal (Proposal 1);

2. To ratify the appointment of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2);

3. To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3);

4. To approve an amendment to our certificate of incorporation, as amended to the date of this proxy statement (the “Certificate of Incorporation”), to decrease the number of authorized shares of our common stock from 150,000,000 shares to 50,000,000 shares (Proposal 4);

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on June 10, 2026 as the record date (the “Record Date”) for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/BCHT2026. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions to management during the Annual Meeting by visiting the aforementioned website.

You may also vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. In addition, you may vote by telephone: call toll-free 1-800-690-6903 and follow the instructions provided by the recorded message. You will need your proxy card available if you vote by telephone. You may also vote by Internet: access www.proxyvote.com and follow the steps outlined on the secure website.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote in accordance with the instructions in the Notice or by completing, signing, dating, and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.

This Notice and Proxy Statement are dated June 24, 2026 and are first being mailed to shareholders on or about June 24, 2026. Please note that this Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 are also available at http://www.birchtech.com.

Corsicana, Texas Dated: June 24, 2026	BY ORDER OF THE BOARD OF DIRECTORS, RICHARD MACPHERSON President and Chief Executive Officer

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BIRCHTECH CORP.

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on July 23, 2026

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BIRCHTECH CORP.

1810 Jester Drive

Corsicana, Texas 75109

(614) 505-6115

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Birchtech Corp. (“we,” “us,” the “Company,” or “Birchtech”), which will be held on Thursday, July 23, 2026, at 10:00 a.m. Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/BCHT2026.

By visiting this website, you may attend the Annual Meeting virtually online, vote your shares electronically, and submit your questions to management during the Annual Meeting. You may also vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. In addition, you may vote by telephone: call toll-free 1-800-690-6903 and follow the instructions provided by the recorded message. You will need your proxy card available if you vote by telephone. You may also vote by Internet: access www.proxyvote.com and follow the steps outlined on the secure website.

In addition to receiving printed copies, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) are also available to stockholders at http://www.birchtech.com.

Proposals to be Voted on at the Annual Meeting

The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect four director nominees listed in this Proxy Statement, to hold office until their successors have been elected and qualified or until the earlier of their resignation or removal;

•	Proposal 2: To ratify the appointment of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the year ending December 31, 2026;

•	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers; and

•	Proposal 4: To approve an amendment to our certificate of incorporation, as amended to the date of this proxy statement (the “Certificate of Incorporation”), to decrease the number of authorized shares of our common stock from 150,000,000 shares to 50,000,000 shares.

Our “named executive officers” in this Proxy Statement, as determined under applicable SEC rules for smaller reporting companies like the Company, are: Richard MacPherson, our President and Chief Executive Officer; John Pavlish, our Senior Vice President; and James Trettel, our Chief Operating Officer.

Questions and Answers about the Annual Meeting

Please see “Questions and Answers about the Annual Meeting” beginning on page 2 for important information about the proxy materials, voting and the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You received these proxy materials because you owned shares of Birchtech common stock as of June 10, 2026, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.

How do I attend the Annual Meeting online?

We will host the Annual Meeting exclusively live online. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/BCHT2026. To enter the Annual Meeting, you will need the password included in your Notice or your proxy card. Additional instructions on how to attend and participate online are posted at www.virtualshareholdermeeting.com/BCHT2026.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, 26,305,966 shares of our common stock were outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting on the matters described in this Proxy Statement. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for 10 days before the meeting at our principal place of business, 1810 Jester Drive, Corsicana, Texas 75109, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting that list of stockholders will be available for examination at www.virtualshareholdermeeting.com/BCHT2026.

How do I vote at the Annual Meeting?

If on the record date your shares were registered directly in your name with our transfer agent, Transfer Online, Inc., then you are a stockholder of record. Stockholders of record may vote by mail, by using the Internet, or by telephone, as described below. Stockholders of record also may attend the Annual Meeting virtually and vote during the Annual Meeting.

•	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on July 22, 2026.

•	You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 22, 2026, the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded. You may also vote by using the Internet during the Annual Meeting.

•	You may vote by telephone. The toll-free telephone number is 1-800-690-6903. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 22, 2026. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

When you vote by any of the above methods, you appoint Richard MacPherson, our President and Chief Executive Officer, and David M. Kaye, our Secretary, as your representatives (or proxyholders) at the Annual Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Annual Meeting. The proxyholders will vote your shares at the Annual Meeting as you have instructed them.

In addition, the proxyholders, in their discretion, are further authorized to vote on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card, Notice, or other information forwarded by your bank or broker to see which voting options are available to you.

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The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. If you desire to vote at the Annual Meeting and hold your shares in “street name,” however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by mail with a later date, by using the Internet, or by telephone;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of Birchtech at 1810 Jester Drive, Corsicana, Texas 75109; or

•	You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?

Under our bylaws, a quorum will be present if the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. Under Delaware law, if the board of directors of a company so authorizes, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a stockholders meeting. The Board has so authorized. On the record date, there were 26,305,966 shares of common stock outstanding and entitled to vote. Therefore, for us to have a quorum, shares entitled to 13,152,984 votes must be represented by stockholders present at the Annual Meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the stockholders entitled to vote at the meeting, present or represented, will have the power to adjourn the meeting from time to time until a quorum shall be present or represented.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect four director nominees listed in this Proxy Statement, to hold office until their successors have been elected and qualified or until the earlier of their resignation or removal;
•	Proposal 2: To ratify the appointment of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the year ending December 31, 2026;
•	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers; and
•	Proposal 4: To approve an amendment to our certificate of incorporation to decrease the number of authorized shares of our common stock from 150,000,000 shares to 50,000,000 shares.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

What will happen if I do not vote my shares?

Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet, or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers, banks, or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. We believe Proposals 2 and 4 are routine matter in this Proxy Statement. Therefore, we believe your broker will have the discretion to vote your shares on Proposals 2 and 4 but will not have discretion to vote your shares on Proposals 1 and 3. We strongly encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted in accordance with your instructions at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

Proposal 1: Election of directors. The four nominees receiving the highest number of votes will be elected as directors.

Proposal 2: To ratify the appointment of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the year ending December 31, 2026.The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to be voted on the proposal at the Annual Meeting.

Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers. The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to be voted on the proposal at the Annual Meeting.

Proposal 4: Approval of the amendment to our certificate of incorporation to decrease the number of authorized shares of our common stock from 150,000,000 shares to 50,000,000 shares. The approval of Proposal 4 requires that the votes cast for the proposal exceed the votes cast against the proposal.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each director nominee, and FOR Proposals 2, 3 and 4.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: FOR the election of each nominee for director;
•	Proposal 2: FOR the ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the year ending December 31, 2026;
•	Proposal 3: FOR the approval, on an advisory basis, the compensation of our named executive officers; and
•	Proposal 4: FOR the approval of the amendment to our certificate of incorporation to decrease the number of authorized shares of our common stock from 150,000,000 shares to 50,000,000 shares.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. The proxyholders, in their discretion, are further authorized to vote on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

How do I attend the virtual Annual Meeting?

We are hosting the Annual Meeting exclusively online at www.virtualshareholdermeeting.com/BCHT2026. The Notice includes instructions on how to participate in the Annual Meeting and how to vote your shares of our capital stock by attending the virtual Annual Meeting via the Internet. You will need the password included in your Notice or your proxy card to enter the Annual Meeting via the online web portal. By visiting this website, you may attend the Annual Meeting virtually online, vote your shares electronically, and submit your questions to management during the Annual Meeting.

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Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, our officers, directors, and employees may solicit proxies in person, by telephone, or by other means of communication. Officers, directors, and employees will not be paid any additional compensation for soliciting proxies. In addition, we may also retain one or more third parties to aid in the solicitation of brokers, banks, and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.

How can I find Birchtech’s proxy materials on the Internet?

This Proxy Statement is available at our corporate website at http://www.birchtech.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

Can I receive future proxy materials and annual reports electronically?

Yes. This Proxy Statement is available on our investor relations website located at http://www.birchtech.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future proxy materials and annual reports on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our Annual Meetings and will give you an automatic link to the proxy voting site.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board is currently composed of four directors. Our current directors are Richard MacPherson, David M. Kaye, Troy Grant and Mitzi H. Coogler. There are no family relationships among any of our directors or executive officers.

Nominees for Election as Directors at the Annual Meeting

This year’s nominees for election to the Board as directors, each to hold office until their successors have been elected and qualified or until the earlier of their resignation or removal, are Richard MacPherson, David M. Kaye, Troy Grant and Mitzi H. Coogler. Each of the nominees is currently a member of our Board. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with the Company	Director Since
Richard MacPherson	71	President, Chief Executive Officer, Chairman of the Board, Director	2011
David M. Kaye	71	Secretary and Director	2019
Troy Grant	52	Director	2023
Mitzi H. Coogler	56	Director	2024

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The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our directors. The four nominees receiving the highest number of affirmative votes will be elected as directors.

You may vote “for” all of the nominees or “withhold” authority to vote for one or all of the nominees. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted “for” the election of the nominees named above. If you select “withhold” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of the Company’s Majority Voting Policy as described under “Corporate Governance” below. In order not to be subject to the application of our Majority Voting Policy, each director must receive more “for” votes than “withhold” votes.

The Board unanimously recommends that you vote FOR the election of Richard MacPherson,

David M. Kaye,Troy Grant and Mitzi H. Coogler to the Board.

Below is additional information about each of the nominees as of the date of this Proxy Statement, including business experience, public company director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes, or skills that caused our Board to determine that such person should continue to serve as one of our directors.

Richard MacPherson has been a director of the Company since June 2011 and the Chairman of our Board of Directors since July 2025. Mr. MacPherson has served as President and Chief Executive Officer of the Company since March 2015 and served as Secretary of the Company from June 2023 to June 2026. Mr. MacPherson is the founder of MES, Inc. (current subsidiary and operating company of the Company) and had been its Chief Executive Officer from 2008 until 2011. From 2011 to March 2015, Mr. MacPherson served as Vice President of Business Development of the Company. Since 2008, Mr. MacPherson has worked with industry leading scientists and engineers to bring the Company’s technology from the R&D phase, through multiple product development stages, to the final commercialization phase, acting as the lead on all required initiatives and activities. He has been a senior-level executive in the services industry for over 25 years. Mr. MacPherson brings extensive start-up and business development knowledge, applied and proven through his corporate experience throughout the United States and Canada. He has worked in multiple industries, such as electric utilities, communications, and marketing, as well as in several entrepreneurial ventures in the communications, hospitality, geological, and real estate development industries. We believe that Mr. MacPherson’s deep experience in business and strong leadership skills, coupled with being the founder of our operating subsidiary and his extensive knowledge of our technology, qualifies him to serve on our Board of Directors.

David M. Kaye has been a director of the Company since June 2019 and Secretary since June 2026. He also served as Secretary from December 2019 to June 2023. Mr. Kaye has been a practicing attorney in the New York City metropolitan area since 1980, specializing in business, corporate and securities matters. From February 1996 to February 2026, Mr. Kaye was a partner in the law firm of Kaye Cooper Kay & Rosenberg, LLP, located in Roseland, New Jersey. From March 2006 to June 2011, Mr. Kaye was a director of China Youth Media, Inc., resigning from such position effective with the merger between the Company with MES, Inc. which was completed in June 2011. From December 2000 to October 2009, Mr. Kaye also served on the Board of Directors of Dionics, Inc. Mr. Kaye received his B.A. from George Washington University (1976) and his J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University (1979). We believe that Mr. Kaye’s deep experience in business and transactional matters and working with public companies qualifies him to serve on our Board of Directors.

Troy Grant has been a director of the Company since May 2023. Mr. Grant, a graduate from St. Francis Xavier University with a Bachelor of Commerce degree, has extensive experience in investment financing, predominantly focusing on raising significant funding across global platforms and management of strategic operations. For the past 10 years, his career has been dedicated to his role as Chief Executive Officer (CEO) with Elcora Advanced Materials Corp. (TSXV: ERA). Elcora was founded in 2011 and has been successfully structured as a vertically integrated battery material company with mining assets in Sri Lanka and Morocco. As CEO, in addition to responsibility for the overall strategic operations, including exploration, business development and implementation of the company vision, Mr. Grant works diligently to raise equity and advance assets. Mr. Grant also currently serves as a director and member of the Audit Committee of several publicly listed companies, including Elcora Advanced Materials Corp., i3 Interactive Inc. (CSE: BETS), and Auxly Cannabis Group Inc. (TSX: XLY). We believe Mr. Grant’s deep public company experience in Canada and his strong background in business and investment financing qualifies him to serve on our Board of Directors.

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Mitzi H. Coogler has been a director of the Company since December 2024. Ms. Coogler is a certified public accountant and has maintained an accounting practice since 2014 in Northport, Alabama specializing in management support and guidance for closely held businesses. Since February 2026, Ms. Coogler has been a director of Atmos Energy Corporation (NYSE: ATO). Since November 2023, she has been Chief Financial Officer of JT Harrison Construction Co., LLC, located in Northport, Alabama, which provides design, general contracting and construction management services. From November 2017 to December 2021, she served as Chief Executive Officer and a member of the Board of Directors of Southeast Cancer Network, Inc., located in Tuscaloosa, Alabama. From February 2018 to July 2022, she also served as Chief Financial Officer of closely held businesses wholly or majority owned by Dr. Scott Drummond (deceased). From January 2005 to January 2014, she was a shareholder/employee of Echols, Coogler & Associates, P.C., an accounting firm, located in Tuscaloosa, Alabama. Ms. Coogler received her B.S. in accounting from University of Alabama in 1993. We believe Ms. Coogler’s extensive financial, accounting and transactional experience qualifies her to serve on our Board of Directors.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors has a stewardship responsibility to supervise the management of and oversee the conduct of the business of the Company, provide leadership and direction to management, evaluate management, set policies appropriate for the business of the Company and approve corporate strategies and goals. The day-to-day management of the business and affairs of the Company is delegated by our Board of Directors to the executive officers of the Company. Our Board of Directors gives direction and guidance through the Chief Executive Officer to management and keeps management informed of its evaluation of the executive officers in achieving and complying with goals and policies established by our Board of Directors.

Our Board of Directors exercises its independent supervision over management through policies providing, among other things, that (a) periodic meetings of our Board of Directors be held to obtain updates on significant corporate activities and plans; and (b) all material transactions of the Company be subject to prior approval of our Board of Directors. To facilitate open and candid discussion among its independent directors, such directors are encouraged to communicate with each other directly to discuss ongoing issues pertaining to the Company.

Composition of Our Board of Directors

Our Board of Directors consists of four members. There are no contractual obligations regarding the election of our directors. We do not currently have a standing nominating committee and the functions of identifying, evaluating, and selecting candidates for our Board of Directors are performed by our Board of Directors as a whole. Our Board of Directors will, from time to time, assesses potential candidates to fill perceived needs on our Board of Directors based on required skills, expertise, independence and other factors. In considering whether to nominate any particular candidate for election to our Board of Directors, our Board of Directors uses various criteria to evaluate each candidate, including the candidate’s ability to further the interest of the stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among members of our Board of Directors, knowledge of our business, understanding of the competitive landscape, professional and personal experiences, and expertise relevant to our growth strategy. Our Board of Directors does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Majority Voting Policy

Our Board of Directors, pursuant to the requirements of the TSX, has adopted a Majority Voting Policy. In an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” (i.e., the nominee is not elected by at least a majority (50% +1) of the votes cast with respect to his/her election) is required to tender his or her resignation to our Board of Directors promptly following a stockholders meeting. The directors will consider the offer of resignation and, except in exceptional circumstances, will recommend that our Board of Directors accept the resignation. Our Board of Directors will make its decision within 90 days following a stockholders meeting and announce it in a press release, including the reasons for rejecting the resignation, if applicable. The nominee will not participate in any deliberations on the resignation offer. The policy does not apply in circumstances involving contested director elections.

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Director Independence

We follow the rules for director independence set by the NYSE American. Our Board of Directors consists of Richard MacPherson, David M. Kaye, Troy Grant and Mitzi H. Coogler. Troy Grant and Mitzi H. Coogler are each viewed as independent within the NYSE American rules and the applicable rules and regulations promulgated by the SEC. Under the applicable the NYSE American rules, a director will qualify as an “independent director” if the director is not an executive officer or employee, our Board of Directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and the director meets the following qualifications:

•	the director has not been employed by us during the previous three years (other than employment as an interim chief executive officer for a period of less than one year);
•

neither the director nor an immediate family member has received more than $120,000 in compensation from us in any twelve consecutive months at any time in the prior three years, other than for (i) board or board committee services, (ii) for compensation paid to an immediate family member as an employee but not as an executive officer, (iii) compensation paid for services as an interim chief executive officer, or (iv) benefits under a tax-qualified retirement plan or non-discretionary compensation;

•	the director is not an immediate family member of an individual who is or was at any time during the prior three years been employed as our chief executive officer;
•

neither the director nor an immediate family member is a partner, controlling stockholder or executive officer of any organization to which we made or from which we received payments (other than those arising from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed the greater of 5% of our consolidated gross revenues or $200,000, in any of the most recent three years;

•

neither the director nor an immediate family member is employed as an executive officer of another entity where at any time during the most recent three fiscal years any of our executive officers serve on the compensation committee;

•	neither the director nor an immediate family member is or was a partner of our outside auditor at any time in the past three years.

Audit Committee

In connection with the listing of our common stock on the NYSE American, we amended our Audit Committee’s charter to comply with the NYSE American listing rules. The Audit Committee is currently comprised of Troy Grant and Mitzi Coogler. Ms. Coogler serves as an “audit committee financial expert” within the meaning of the applicable SEC regulations. Under the NYSE American listing rules, independent directors must comprise a majority of a listed company’s board of directors (or 50% in the case of a smaller reporting company like us). In addition, the NYSE American listing rules require that, subject to specified exceptions, each member of a listed company’s audit committee be independent. The NYSE American listing rules require that a company’s audit committee consist of three members, unless the issuer is a smaller reporting company such as the Company, in which case only two members are required. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under Exchange Act.

The Audit Committee is appointed by our Board of Directors to assist in fulfilling its oversight responsibility by reviewing the accounting and financial reporting processes of the Company and its subsidiaries, our internal control and disclosure control system, and the audits of our financial statements. In this regard, the Audit Committee approves our retention of independent auditors and pre-approves any audit or non-audit services performed by them. It reviews with such accountants the arrangements for, and the scope of, the audit to be conducted by them. It also reviews with the independent accountants and with management the results of audits and various other financial and accounting matters affecting us.

All members of our Audit Committee meet the relevant independence requirements for service on the Audit Committee and requirements for financial literacy set forth in the NYSE American listing rules and SEC rules and our Board of Directors has appointed Mitzi Coogler as an “audit committee financial expert” within the meaning of applicable SEC regulations. Both our independent registered public accounting firm and management will periodically meet privately with our Audit Committee.

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The full text of our Audit Committee charter is posted on the investor relations portion of our website at http://www.birchtech.com. We do not incorporate the information contained on, or accessible through, our corporate website into this report, and you should not consider it a part of this report.

Other Committees

Our Board of Directors does not have any committees other than the Audit Committee.

Code of Ethics and Business Conduct

Our Board of Directors has adopted a written code of ethics and business conduct (the “Code of Conduct”), which outlines a set of ethical standards by which each director, officer and employee of the Company should conduct his or her business. The objective of the Code of Conduct is to provide guidelines for maintaining our commitment to honesty, integrity, and ethical behavior. The Code of Conduct addresses conflicts of interest, protection of our assets, confidentiality, fair dealing with customers, suppliers, competitors and employees, insider trading, compliance with laws, and reporting any illegal or unethical behavior. As part of the Code of Conduct, any person subject to the Code of Conduct is required to avoid or fully disclose interests or relationships that are harmful or detrimental to our best interests or that may give rise to real, potential, or the appearance of conflicts of interest. Our Board of Directors will have ultimate responsibility for the stewardship of and monitoring compliance with the Code of Conduct. Directors, officers, and employees may be required periodically to review the Code of Conduct and acknowledge in writing their understanding of and compliance with the Code. Our Code of Business Conduct and Ethics reflects the foregoing principles. A copy of the Code of Conduct is available free of charge to any person on written or telephone request to Birchtech Corp., 1810 Jester Drive, Corsicana, Texas 75109 or (614) 505‑6115.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the code of ethics and business conduct applicable to our Chief Executive Officer and Chief Financial Officer by posting such information on our website http://www.birchtech.com.

Board Meetings and Attendance

The Board held seven formal meetings in 2025. In addition, the Board took action by unanimous written consent and met informally on other occasions during such period. Each current member of the Board attended 100% of the meetings held during 2025.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual meetings of stockholders. Each of our current directors who was serving on the Board at the time of our most recent annual meeting of stockholders, held in 2024, attended that meeting.

EXECUTIVE OFFICERS

The following table provides the name, age, and position of each of our executive officers as of the record date. Certain biographical information for each executive officer follows the table.

Name	Age	Position
Richard MacPherson	71	President and Chief Executive Officer, Chairman of the Board, Director
John Pavlish	67	Senior Vice President and Chief Technology Officer
James Trettel	57	Chief Operating Officer
Michael Mioska	46	Chief Financial Officer

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Richard MacPherson — For biographical information about Mr. MacPherson, see “Proposal 1: Election of Directors”.

John Pavlish has been Senior Vice President and Chief Technology Officer of the Company since November 2014. Prior to joining the Company, Mr. Pavlish was a Senior Research Advisor and the Director of the Center for Air Toxic Metals at the Energy & Environmental Research Center in Grand Forks, North Dakota. He has over 30 years of mercury-related experience and is regarded as an international expert on the topic of mercury. His primary areas of interest and expertise include research, technical guidance and consultation, and development of mercury control technologies, in particular, for coal combustion and gasification systems. He is an inventor of a number of patented mercury control technologies and has years of experience in development and testing of these technologies for commercial applications. Over the last 30 years, he has spent much of his time evaluating the efficacy of a number of different mercury control technologies/approaches and their cost-competitiveness in the commercial market. During the last five years, he has spent time evaluating several different technologies applicable to the recovery of rare earth elements and water treatment and has directed research and development activities in these areas in way of developing new products and services for the Company. Mr. Pavlish also has years of power plant experience and has worked for engineering/consulting company Black & Veatch, where he served as Unit Leader/System Engineer. Mr. Pavlish is a professional engineer, a member of the American Society of Mechanical Engineers, the Air & Waste Management Association, and the American Water Works Association. He serves on numerous professional and technical committees and is a U.S. Representative on the Mercury Emissions from Coal International Experts Working Group on Reducing Emissions from Coal and a member of the United Nations Environment Programme Global Mercury Partnership, Reduction of Mercury Releases from Coal Combustion. Mr. Pavlish has published over 200 papers, articles, and reports on various mercury-related, rare earth elements recovery, and water treatment topics and issues.

James Trettel has been Chief Operating Officer since May 2026. Prior thereto, he was Vice President of Operations of the Company from January 2014 to June 2024 and Executive Vice President of Operations of the Company from June 2024 to May 2026. Mr. Trettel possesses over 25 years of experience in the dry bulk material handling industry. During 2012 and 2013, he was the owner and operator of Solid Foundation Services, LLC, a firm specializing in deep foundation installations for the gas and oilfield industry, while providing technical consulting services to the Company. Prior to 2012, he provided project management and engineering duties for numerous multi-million dollar turn-key contracts while employed at Advanced Bulk and Conveying Inc. starting in 2004. Additionally, Mr. Trettel has overseen day to day operations for 14 years as the VP of J&B Industrial Sales Company Inc. of sales, systems, and engineering organization specializing in bulk material handling. Mr. Trettel has extensive field experience with systems operating in a large variety of industry sectors including coal fired utilities. Mr. Trettel graduated Cum Laude with a B.S. degree in Mechanical Engineering.

Michael Mioska has been Chief Financial Officer since May 2026. He is a Chartered Professional Accountant with over 20 years of accounting, audit and financial reporting experience in a variety of industries, in both the United States and Canada. Prior to his appointment as Chief Financial Officer, Mr. Mioska was employed by DeNovo Group providing finance, financial reporting and M&A advisory-related services to a range of public companies as an independent consultant since 2021, including Birchtech Corp. since 2023. From 2005 to 2021, Mr. Mioska worked at a public accounting firm in Vancouver, BC providing similar finance services. Mr. Mioska earned a Bachelor of Arts from the University of British Columbia and a Masters of Business Administration from Laurentian University. He is a Chartered Professional Accountant (CPA) in Canada.

Election of Officers

Our executive officers are currently elected by the Board on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

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EXECUTIVE COMPENSATION

The following discussion relates to the compensation of our named executive officers, as determined under applicable SEC rules for smaller reporting companies like us, for the years ended December 31, 2025 and 2024, consisting of Richard MacPherson, our President and Chief Executive Officer, John Pavlish, Senior Vice President, and James Trettel, Chief Operating Officer.

Fiscal Year 2025 and 2024 Summary Compensation Table

				Stock	Stock	All Other
				Awards	Options	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($) (4)	($) (4)	($)(5)	Total ($)
Richard MacPherson	2025	1,000,000	-	-	-	146,279	1,146,279
President and Chief Executive Officer, and Director (1)	2024	879,818	1,250,000	402,666	189,664	140,244	2,862,392

John Pavlish	2025	500,000	-	-	-	23,082	523,082
Senior Vice President (2)	2024	488,625	550,000	-	63,221	22,143	1,123,989

James Trettel	2025	600,000	-	-	-	22,093	622,093
Chief Operating Officer (3)	2024	552,500	600,000	-	126,443	23,217	1,302,160

___________________________

(1)

Mr. MacPherson was appointed President and Chief Executive Officer in March 2015. From January 1, 2024 to May 31, 2024, Mr. MacPherson’s annual base salary was $745,000. Since June 1, 2024, his annual base salary has been $1,000,000. During 2022, Mr. MacPherson was granted a retention stock bonus award in the amount of 600,000 shares of common stock. Such award was granted on November 8, 2022, which shares vested 25.0% every six months from the date of grant and became fully vested on November 8, 2024. During 2024, Mr. MacPherson was granted a five-year nonqualified stock option to acquire 60,000 shares of common stock exercisable at $4.40 per share. See “Executive Employment Agreements” below for information on the second amended and restated employment agreement entered into with Mr. MacPherson on May 1, 2026.

(2)

Mr. Pavlish was appointed Senior Vice President in November 2014. From January 1, 2024 to May 31, 2024, Mr. Pavlish’s annual base salary was $480,000. Since June 1, 2024, his annual base salary has been $500,000. During 2024, Mr. Pavlish was granted a five-year nonqualified stock option to acquire 20,000 shares of common stock exercisable at $4.40 per share. See “Executive Employment Agreements” below for information on the amended and restated employment agreement entered into with Mr. Pavlish effective June 1, 2024.

(3)

Mr. Trettel was appointed Chief Operating Officer effective as of May 1, 2026. Prior thereto, he served as Vice President of Operations since January 2014. From January 1, 2024 to May 31, 2024, Mr. Trettel’s annual base salary was $500,000. Since June 1, 2024, his annual base salary has been $600,000. During 2024, Mr. Trettel was granted a five-year nonqualified stock option to acquire 40,000 shares of common stock exercisable at $4.40 per share. See “Executive Employment Agreements” below for information on the employment agreement entered into with Mr. Trettel on May 1, 2026.

(4)

Represents the dollar amount recognized for consolidated financial statement reporting purposes of restricted stock awards and stock option awards granted to the executive officers computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The dollar amount shown in the “Stock Awards” column for Mr. MacPherson reflects the grant date fair value recognized in 2024 for the retention stock award granted in November 2022 which was subject to a vesting schedule. The full amount for the entire grant was $960,000. The dollar amounts shown in the “Stock Options” column for Mr. MacPherson, Mr. Pavlish and Mr. Trettel reflect the grant date fair value recognized for stock options granted in 2024. There can be no assurance the amounts determined in accordance with FASB ASC Topic 718 will ever be realized. The following table provides information concerning the stock options granted to the executive officers:

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			FASB
			ASC
		Stock	Topic 718
		Options	Value
Name	Year	(#)	($)
Richard MacPherson	2025	-	-
	2024	60,000	189,664
John Pavlish	2025	-	-
	2024	20,000	63,221
James Trettel	2025	-	-
	2024	40,000	126,443

(5)	The amounts shown for 2025 and 2024 in the “All Other Compensation” column are comprised of the following:

			Life	Auto	Perquisites and
		401k	Insurance	Allowance	Other
Name	Year	Match ($)	Premiums ($)	($)	Benefits ($) (1)
Richard MacPherson	2025	-	96,600	27,600	22,079
	2024	-	96,600	27,785	15,859
John Pavlish	2025	15,793	-	-	7,289
	2024	13,833	-	-	8,310
James Trettel	2025	16,093	-	-	6,000
	2024	17,217	-	-	6,000

(1)

The amount for each of Messrs. MacPherson, Pavlish and Trettel includes $6,000 for a home office allowance in 2025 and 2024. The amount for each of Messrs. MacPherson and Pavlish also includes $16,079 and $1,289, respectively, for medical expense reimbursement in 2025 and $9,859 and $2,310, respectively, for medical expense reimbursement in 2024.

Executive Employment Agreements

On May 1, 2026, the Company entered into a second amended and restated employment agreement with Richard MacPherson, which amends and restates his prior amended and restated employment agreement effective as of June 1, 2024. Pursuant to the new agreement, Mr. MacPherson will continue to serve as President and Chief Executive Officer of the Company. The prior agreement provided for an initial term through May 31, 2027, with one-year renewals thereafter unless terminated by either party. Pursuant to the new agreement, the initial term of Mr. MacPherson’s employment has been extended from May 31, 2027 to May 31, 2030 and will automatically renew for successive one-year periods unless otherwise terminated by either party prior to the next applicable renewal period. Mr. MacPherson is entitled to a base salary of $1,000,000 per year (which is the same base salary as in effect under the prior agreement), which may be increased from time to time solely at the discretion of the Board of Directors (or committee thereof), and will receive a cash retention bonus of $500,000, payable within 30 days following May 1, 2026, in consideration for his agreement to remain employed through the extended term. If Mr. MacPherson voluntarily terminates his employment prior to May 31, 2030 (other than for good reason, as defined in the agreement), or if the Company terminates his employment for cause (as defined in the agreement), he will be required to repay a pro rata portion of the retention bonus. Mr. MacPherson shall be eligible to receive additional bonus compensation in such amounts and at such times as the Board (or committee thereof) at its sole discretion shall from time to time determine and which shall not exceed $1,000,000 annually. He is entitled to participate in benefit plans that are made available to executive employees of the Company, and is entitled to certain other benefits. He is also entitled to receive equity awards subject to the sole discretion of the Board (or committee thereof). The agreement also provides for certain severance payments in the event the agreement is terminated by the Company without cause or terminated by Mr. MacPherson for good reason.

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On June 7, 2024, the Company entered into an amended and restated employment agreement with John Pavlish, effective as of June 1, 2024, pursuant to which Mr. Pavlish will continue to serve as Senior Vice President and Chief Technology Officer of the Company. The agreement has a term of three years which after such three-year term will automatically renew for successive one-year periods unless otherwise terminated by either party prior to the next applicable renewal period. Mr. Pavlish is entitled to a base salary of $500,000 per year, which may be increased from time to time solely at the discretion of the Board of Directors (or committee thereof). Mr. Pavlish shall be eligible to receive bonus compensation in such amounts and at such times as the Board (or committee thereof) at its sole discretion shall from time to time determine and which shall not exceed $500,000 annually. He is entitled to participate in benefit plans that are made available to executive employees of the Company, and is entitled to certain other benefits. He is also entitled to receive equity awards subject to the sole discretion of the Board (or committee thereof). The agreement also provides for certain severance payments in the event the agreement is terminated by the Company without cause or terminated by Mr. Pavlish for good reason (as such terms are defined in the agreement).

On May 1, 2026, the Company entered into an amended and restated employment agreement with James Trettel, which amends and restates his prior employment agreement effective as of June 1, 2024. Pursuant to the new agreement, Mr. Trettel will serve as Chief Operating Officer (rather than Executive Vice President of Operations under the prior agreement). The prior agreement provided for an initial term through May 31, 2027, with one-year renewals thereafter unless terminated by either party. Pursuant to the new agreement, the initial term of Mr. Trettel’s employment has been extended from May 31, 2027 to May 31, 2030 and will automatically renew for successive one-year periods unless otherwise terminated by either party prior to the next applicable renewal period. Mr. Trettel is entitled to a base salary of $600,000 per year (which is the same base salary as in effect under the prior agreement), which may be increased from time to time solely at the discretion of the Board of Directors (or committee thereof), and will receive a cash retention bonus of $250,000, payable within 30 days following May 1, 2026, in consideration for his agreement to remain employed through the extended term. If Mr. Trettel voluntarily terminates his employment prior to May 31, 2030 (other than for good reason, as defined in the agreement), or if the Company terminates his employment for cause (as defined in the agreement), he will be required to repay a pro rata portion of the retention bonus. Mr. Trettel shall be eligible to receive additional bonus compensation in such amounts and at such times as the Board (or committee thereof) at its sole discretion shall from time to time determine and which shall not exceed $500,000 annually. He is entitled to participate in benefit plans that are made available to executive employees of the Company, and is entitled to certain other benefits. He is also entitled to receive equity awards subject to the sole discretion of the Board (or committee thereof). The agreement also provides for certain severance payments in the event the agreement is terminated by the Company without cause or terminated by Mr. Trettel for good reason.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information about the number of unexercised nonqualified stock options held as of December 31, 2025 by each executive named in the Summary Compensation Table.

	Number of	Number of
	securities	securities
	underlying	underlying
	unexercised	unexercised	Option	Option
	options (#)	options (#)	Exercise	Expiration
Name	exercisable	unexercisable	Price ($)	Date
Richard MacPherson	150,000	-	3.90	11/22/2026
	60,000	-	4.40	01/15/2029
John Pavlish	10,000	-	5.75	02/10/2027
	100,000	-	3.90	11/22/2026
	100,000	-	1.05	05/31/2027
	20,000	-	4.40	01/15/2029
James Trettel	100,000	-	5.75	02/10/2027
	100,000	-	3.90	11/22/2026
	100,000	-	1.05	05/31/2027
	40,000	-	4.40	01/15/2029

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Other Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical and dental, our employee stock purchase plan, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law, should such benefits exist. Our 401(k) plan allows eligible employees to defer a portion of their compensation before federal income tax to a qualified trust. All employees who are at least 21 years of age are eligible to participate in the 401(k) plan. The participants may choose from multiple investment options for the investment of their deferred compensation. In addition, we match 100% of each participant’s salary deferral, for the first 4% of their salary, with a cash contribution. For the years ended December 31, 2025 and 2024, we contributed $88,813 and $71,909, respectively, to the 401(k) plan. We also provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. Certain other perquisites and benefits are provided to our executive officers as reflected in the tables above.

Policies Regarding Recovery of Awards

Our Board of Directors has adopted a clawback policy that requires us to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our clawback policy complies with NYSE American’s clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and certain of our other executive officers. While our Board of Directors considers deductibility factors when making compensation decisions, our Board of Directors also looks at other considerations, such as providing our executive officers with competitive and adequate incentives to remain with us and increase our business operations, financial performance, and prospects, as well as rewarding extraordinary contributions.

We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We have not tailored our executive compensation program to achieve particular accounting results.

Policies on Ownership, Insider Trading, Hedging, and 10b5‑1 Plans

We do not have formal stock ownership guidelines for our employees or directors, because our Board of Directors is satisfied that stock and option holdings among our employees or directors, are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders. In addition, we believe that stock ownership guidelines are rare in companies at our stage, which means that ownership requirements would put us at a competitive disadvantage when recruiting and retaining high-quality executives.

We have established an insider trading policy which provides guidelines to officers, directors and employees with respect to transactions in the Company’s securities. The Company’s insider trading policy prohibits certain actions by such individuals relating to buying and selling common stock of the Company, and discourages certain other actions in other situations. Such individuals are authorized to enter into trading plans established according to Section 10b5‑1 of the Exchange Act with an independent broker-dealer. Under these plans, the individual must not exercise any influence over the amount of the securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. Such plans provide a defense from insider trading liability. No director or named executive officer has a trading plan in place.

Stockholder Advisory Vote on Executive Compensation

Our Company held an advisory vote on executive compensation in 2024 and expects to take such action annually. Our Board of Directors intends to periodically reevaluate our executive compensation philosophy and practices in light of our performance, needs and developments, including the outcome of future non-binding advisory votes by our stockholders.

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Stock Option Grant Practices

Our Company has certain practices relating to the timing of grants of stock options. For option grants to our employees, including executive officers, and non-employee directors, grants of options are currently made by and at meetings of our Board of Directors, or by unanimous written consent in lieu of a meeting, under our Amended and Restated 2017 Equity Incentive Plan. While our Board of Directors does not currently have a formal policy regarding the timing and terms of stock option awards while in possession of material non-public information, our Board of Directors expects to defer grants until a date on which the Company is not in possession of material non-public information. It is the Company’s practice not to time the disclosure of material non-public information for the purpose of affecting the value of executive or director compensation.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation actually paid (as defined by SEC rules) to our principal executive officer (“PEO”) and our other named executive officers (“NEOs”) and certain financial performance of the Company for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)	Net Income (Loss) (4)
2025	$1,146,279	$1,146,279	$572,588	$572,588	$288.46	$(3,026,007)
2024	$2,862,392	$2,862,392	$1,213,075	$1,213,075	$196.15	$(10,802,111)
2023	$1,086,981	$1,920,014	$437,398	$437,398	$353.85	$5,668,314

(1)

Compensation for the Company’s PEO, Richard MacPherson, reflects the amounts reported in Summary Compensation Table for fiscal years 2025, 2024 and 2023. Average compensation for our NEOs is based on the compensation of John Pavlish and James Trettel reported in the Summary Compensation Table for the respective years.

(2)

SEC rules require that certain adjustments be made to the total compensation set forth in the “Summary Compensation Table” in order to determine “compensation actually paid” for purposes of this Pay Versus Performance Disclosure. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. The below table reflects the required adjustments to reconcile total compensation as set forth in the Summary Compensation Table to “compensation actually paid” for purposes of the Pay Versus Performance Disclosure.

	PEO 2025	PEO 2024	PEO 2023	Non-PEO NEOs 2025	Non-PEO NEOs 2024	Non-PEO NEOs 2023

Summary Compensation Table Total	$1,146,279	$2,862,392	$1,086,981	$572,588	$1,213,075	$437,398
Less stock award value reported in Summary Compensation Table for the covered year	-	(592,330)	(486,667)	-	(94,832)	-
Plus the year-end fair value of outstanding unvested awards granted in covered year	-	-	-	-	-	-
Plus (less) change in year-end fair value of outstanding and unvested awards granted in prior years	-	-	584,700	-	-	-
Plus the fair value as of the vesting date of awards granted and vested in the covered year	-	189,664	-	-	94,832	-
Plus (less) change in fair value as of the vesting date of awards granted in prior years that vested in the covered year	-	525,300	735,000	-	-	-
Less the prior year-end fair value of awards forfeited during the covered year	-	-	-	-	-	-
Compensation Actually Paid	$1,146,279	$2,985,026	$1,920,014	$572,588	$1,213,075	$437,398

Fair values of equity awards set forth in the table above are computed in accordance with FASB ASC Topic 718 as of the end of the respective fiscal year, other than fair values of equity awards that vest in the covered year, which are valued as of the applicable vesting date. The valuation methodologies applied do not materially differ from the valuation methodologies applied at the time of grant.

(3)

Reflects the cumulative shareholder return over the relevant fiscal year, computed in accordance with SEC rules, assuming an investment of $100 in our common stock at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the earliest applicable fiscal year (December 30, 2022) and the measurement end point of the closing price of our common stock on the last trading day in the applicable fiscal year. All prices have been adjusted, where applicable, to reflect the reverse stock split effected on December 26, 2025. For 2025, the closing price of our common stock on December 31, 2025 was $3.75 and the closing price of our common stock on December 31, 2024 was $2.55. For 2023, the closing price of our common stock on December 29, 2023 was $4.60 (the last trading day in 2023). For 2022, the closing price of our common stock on December 30, 2022 (the last trading day in 2022) was $1.30.

(4)	The dollar amount reported represent the amount of net income (loss) reflected in our audited consolidated financial statements for the applicable year.

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Relationship between Pay Versus Performance

Our “total shareholder return” as set forth in the above table, during the thee-year period ended December 31, 2023 increased by approximately 188% compared to a decrease in “compensation actually paid” to our PEO from $1,920,014 in 2023 to $1,146,279 in 2025, and an increase in average “compensation actually paid” to our Non-PEO NEOs from $437,398 in 2023 to $572,588 in 2025. In addition, during 2023, we had net income of $5.7 million (as restated) compared to a net loss of $3.0 million in 2025, a decrease of 153%, compared to the aforementioned changes in “compensation actually paid” to our PEO and Non-PEO NEOs.

Director Compensation

Director Compensation Table for Year Ended December 31, 2025

The following table sets forth information regarding the compensation for 2025 of each non-executive member of our Board of Directors. Christopher Greenberg resigned from our Board of Directors on July 1, 2025.

	Fees
	Earned
	or	Stock	Option
	Paid in	Awards($)	Awards
Name	Cash ($)	(1)	($) (1)	Total ($)
Christopher Greenberg	75,000	-	-	75,000
David M. Kaye	75,000	-	-	75,000
Troy Grant	112,500	1,668	-	114,168
Mitzi H. Coogler	75,000	-	40,071	115,071

(1)

Represents the aggregate grant date fair value recognized in 2025 computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. There can be no assurance the amounts determined in accordance with FASB ASC Topic 718 will ever be realized. The following table provides information concerning the restricted stock units (“RSUs”) and stock options granted to the Directors for 2025:

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			FASB ASC			FASB ASC
	Stock		Topic	Stock		Topic
	Awards		718 Value	Options		718 Value
Name	(#)		($)	(#) (1)		($)
Christopher Greenberg	-		-	-		-
David M. Kaye	-		-	-		-
Troy Grant	10,000	(1)	1,668	-		-
Mitzi H. Coogler	-		-	20,000	(2)	40,071

(1)

On January 15, 2024, the Company granted 10,000 RSUs to Mr. Grant. The RSUs vest one year from the grant of grant on January 15, 2025. Once vested, each RSU represents the right to receive one share of the Company’s common stock.

(2)

On January 9, 2025, the Company granted a nonqualified stock option to Ms. Coogler to acquire 20,000 shares of common stock at an exercise price of $2.80 per share. The option is fully vested and exercisable as of the grant date.

During 2025, Mr. Greenberg received $75,000 in compensation for his service as Chairman of our Board of Directors from January 1, 2025 until his resignation, effective July 1, 2025. Each of Mr. Kaye, Mr. Grant and Ms. Coogler received $75,000 during 2025 for service on our Board of Directors. Mr. Grant also received an additional $37,500 during 2025 for his service as Chairman of the Audit Committee. Effective July 1, 2025, Mr. Grant no longer receives this additional compensation. Mr. Grant is no longer Chairman of the Audit Committee.

EQUITY INCENTIVE PLANS

Equity Incentive Plans

On July 3, 2023, the Board approved and adopted the Company’s Amended and Restated 2014 Equity Incentive Plan (the (the “2014 Plan”) and the Company’s Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) which amended the Company’s previously adopted 2014 Equity Incentive Plan and 2017 Equity Incentive Plan. Stockholder approval was obtained on December 5, 2023. On October 29, 2024, the Board approved certain non-material amendments to the 2014 Plan and 2017 Plan which amendments were made in connection with the listing of the Company’s shares on the TSX and graduation from the TSXV to the TSX.

The following is a brief description of the material features of the 2014 Plan and 2017 Plan as of the date of this report. The description below is qualified in its entirety by reference to the full text of the 2014 Plan and 2017 Plan.

2014 Plan

The 2014 Plan was first approved by the Board of Directors on January 10, 2014. The 2017 Plan replaced the 2014 Plan, which was terminated by the Board of Directors on April 28, 2017. As a result of such termination, no additional awards may be granted under the 2014 Plan but previously granted awards shall remain outstanding in accordance with their terms and conditions. As of December 31, 2025, there were no options or other types of awards outstanding under the 2014 Plan.

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2017 Plan

The 2017 Plan was adopted by the Board on February 9, 2017. The 2017 Plan will terminate on the tenth anniversary of the date of its initial adoption by the Board, unless earlier terminated by the Board. As amended by the Board on July 3, 2023, the maximum number of shares of common stock that may be issued under the 2017 Plan after July 3, 2023 is 2,815,692, and to the extent any award (or portion thereof) outstanding under the 2014 Plan expires, terminates or is cancelled, surrendered or forfeited for any reason on or after July 3, 2023, the shares of common stock subject to such award (or portion thereof) shall be added to and increase the foregoing limit, to a maximum of 955,000 additional shares of common stock. Since July 3, 2023, the foregoing limit increased to a total of 705,000 shares of common stock at December 31, 2025 as a result of the expiration or forfeiture of awards under the 2014 Plan subsequent to July 3, 2023. As of December 31, 2025, there are no remaining awards outstanding under the 2014 Plan. As at December 31, 2025, there were 1,070,000 options and no RSUs outstanding under the 2017 Plan (representing 5.50% of the issued and outstanding shares, and 1,518,261 shares of common stock (representing 7.80% of the issued and outstanding shares) available for future grant under the 2017 Plan.

Administration. The 2017 Plan is administered by the Board (the “Administrator”). Subject to the policies of the TSX, the Administrator has full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. Each award shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the award. Awards shall vest at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the 2017 Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. Determinations of the Administrator made under the 2017 Plan are conclusive and bind all parties.

Eligibility. Eligible recipients under the 2017 Plan include the Company’s officers, directors, employees, and consultants of the Company or one of its subsidiaries. Investor relations service providers may not receive any awards other than options.

Stock Options. Stock options granted under the 2017 Plan may be incentive stock options (“ISOs”) within the meaning of Section 422 of Code, or nonqualified stock options (“NSOs”) which are not intended to qualify as incentive stock options. The award agreement for a stock option will indicate if the stock option is intended as an ISO; otherwise it will be deemed to be an NSO. To qualify as an ISO, a stock option must meet certain requirements set forth in the Code. The per share exercise price of a stock option granted under the 2017 Plan shall not be less than the greater of (a) 100% of the Fair Market Value (as defined in the 2017 Plan) of a share of common stock on the date the stock option is granted and (b) the minimum price permitted by the rules and policies of any stock exchange on which the shares of common stock are then listed, except that with respect to an incentive stock option granted to a person who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the Fair Market Value of the Company’s common stock on the date of grant.

Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights, or SARs, under the 2017 Plan. A SAR entitles the holder upon exercise to receive an amount in cash or common stock or a combination thereof (as determined by the Administrator) computed by reference to appreciation in the value of a share of common stock above a base amount which may not be less than fair market value on the date of grant.

Restricted Shares Units. A restricted share unit, or “RSU”, represents the right to receive on the respective scheduled vesting or payment date for such RSU, one share of common stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of the 2017 Plan. Subject to the restrictions imposed under the terms and conditions of the 2017 Plan and the applicable award agreement, each recipient of a RSU shall have no rights as a stockholder with respect to such RSU until such time as shares of common stock are issued to the recipient.

Performance Awards. The Administrator may also make awards subject to the satisfaction of specified performance criteria. Performance awards may consist of common stock or cash or a combination of the two. The performance criteria used in connection with a particular performance award will be determined by the Administrator.

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General Provisions Applicable to All Awards. Unless otherwise expressly provided in (or pursuant to) the 2017 Plan and permitted by applicable law and the rules and policies of any stock exchange on which the shares of common stock are then listed (including the TSX), no awards may be assigned or transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient. Shares delivered under the 2017 Plan may consist of either authorized but unissued or treasury shares. The number of shares delivered upon exercise of a stock option is determined net of any shares transferred by the optionee to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Subject to the terms of the 2017 Plan and the rules and policies of any stock exchange (including the TSX) on which the shares of common stock are then listed, awards may be exercised by a reduction in the number of shares otherwise deliverable pursuant to the award (a “net exercise”) or pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards. Any award granted or issued to a participant who is a director, officer, employee, consultant or management company employee must expire no later than twelve (12) months following the date the participant ceases to be an eligible participant under the 2017 Plan.

Limitations on Awards. Except where permitted by the policies of the TSX (including, without limitation, upon obtaining any disinterested stockholder approval required therefor) and so long as the shares of common stock are listed on the TSX, the aggregate number of shares of common stock:

(a)

Issuable to any one participant (and any companies wholly owned by such participant), pursuant to awards granted or issued in any twelve (12) month period under the 2017 Plan and all of the Company’s other security-based compensation arrangements, shall not exceed five percent (5%) of the number of issued and outstanding shares of common stock at the date the award is granted;

(b)

Issuable to any one consultant, pursuant to awards granted or issued in any twelve (12) month period under the 2017 Plan and all of the Company’s other security-based compensation arrangements, shall not exceed two percent (2%) of the number of issued and outstanding shares of common stock at the time the award is granted to the said consultant under the 2017 Plan;

(c)

Issuable to all investor relations service providers, pursuant to awards granted or issued in any twelve (12) month period under the 2017 Plan and all of the Company’s other security-based compensation arrangements, shall not exceed two percent (2%) of the number of issued and outstanding shares of common stock at the time of any grant of an award under the 2017 Plan to an investor relations service provider;

(d)

Issuable to insiders of the Company (as a group), pursuant to awards granted or issued under the 2017 Plan and all of the Company’s other security-based compensation arrangements, shall not exceed ten percent (10%) of the number of issued and outstanding shares of common stock at any time; and

(e)

Issued to all insiders of the Company (as a group), pursuant to awards granted or issued in any twelve (12) month period under the 2017 Plan and all of the Company’s other security-based compensation arrangements, shall not exceed ten percent (10%) of the number of issued and outstanding shares of common stock at the time of any grant of an award under the 2017 Plan to an insider.

Furthermore, no award granted under the 2017 Plan, other than options, may vest before the date that is one year following the date of grant or issue. In accordance with TSX policies, and subject to TSX approval to the contrary, and provided that the shares of common stock are then listed on the TSX, options granted to investor relations service providers must vest (and not otherwise be exercisable) in stages over a minimum of twelve (12) months as provided in the 2017 Plan.

Change in Control. In the event of a Change in Control (as defined in the 2017 Plan), each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under the 2017 Plan that is then outstanding shall automatically become vested and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange, or other continuation of the award pursuant to the Change in Control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change in Control.

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Amendment. Subject to obtaining the necessary regulatory approvals or stockholder approval (including, where applicable, disinterested stockholder approval) as required pursuant to the rules and policies of the TSX, as in effect from time to time, so long as the shares of common stock are listed on the TSX, the Board may at any time terminate or, from time to time, amend, modify, or suspend the 2017 Plan, in whole or in part, and the Administrator may amend any outstanding award for any purpose which may at the time be permitted by law. The Administrator may not, however, alter the terms of an award so as to affect adversely the recipient’s rights under the award without the recipient’s consent, unless the Administrator expressly reserved the right to do so at the time of the award. Disinterested stockholder approval must be obtained for any reduction in the exercise price of a stock option, or the extension of the term of a stock option, if the participant is an insider of the Company at the time of the proposed amendment.

Termination of Awards. For stock options or SARs, unless the award agreement provides otherwise, the exercise period will expire: (i) three (3) months after the last day that the participant is employed by or provides services to the Company; (ii) where termination is due to death or disability, twelve (12) months after the last day that the participant is employed by or provides services to the Company; or (iii) immediately upon a participant’s termination for cause. Unless the award agreement provides otherwise, RSUs that are subject to restrictions at the time that a participant’s employment or service is terminated shall be forfeited to the Company. The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment.

Annual Burn Rate

The following table sets forth the annual burn rate of awards granted under the 2017 Plan for the last three fiscal years. The annual burn rate is the number of securities granted under the 2017 Plan during the applicable year divided by the weighted average number of shares of common stock outstanding for the applicable fiscal year.

	2023	2024	2025
Weighted Average Number of Shares Outstanding	19,490,479	19,058,110	19,315,295
Awards Granted under the 2017 Plan	100,000	210,000	70,000
Annual Burn Rate – 2017 Plan	0.51%	1.10%	0.36%

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2025 included in the Annual Report on Form 10-K for the year then ended.

The audit committee also discussed with Rosenberg Rich Baker Berman, P.A. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee received the written disclosures and the letter from Rosenberg Rich Baker Berman, P.A. required by applicable requirements of the PCAOB regarding Rosenberg Rich Baker Berman, P.A.’s communication with the audit committee concerning independence, and has discussed with Rosenberg Rich Baker Berman, P.A. their independence.

Based upon the review and discussions described above, the audit committee recommended that the audited consolidated financial statements referred to above be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

The material in this report shall not be deemed to be “soliciting material” or “filed” with the SEC. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

Submitted by the Audit Committee:

Mitzi H. Coogler, Chairperson
Troy Grant

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PROPOSAL 2: RATIFICATION OF SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 seeks an indication from stockholders of their approval or disapproval of the engagement of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm as of and for the year ending December 31, 2026. The submission of this matter for approval by stockholders is not legally required, however, the Board believes that the submission is an opportunity for the stockholders to provide feedback to the Board on an important issue of corporate governance. If the stockholders do not approve the appointment of Rosenberg Rich Baker Berman, P.A., the appointment of the Company’s independent registered public accounting firm will be re-evaluated by the Board and the Audit Committee but will not require the Board or Audit Committee to appoint a different accounting firm. If the stockholders approve the appointment of Rosenberg Rich Baker Berman, P.A., the Audit Committee in its discretion may select a different independent registered public accounting firm at any subsequent time if it determines that such a change would be in the best interest of the Company and its stockholders.

Approval of the proposal to ratify the selection of Rosenberg Rich Baker Berman, P.A as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to be voted on the proposal at the Annual Meeting. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered shares of common stock present and entitled to vote on the proposal and will not have a positive or negative effect on the outcome of this proposal, however, there should be no broker non-votes on this proposal because brokers have the discretion to vote uninstructed shares on this proposal.

The Board unanimously recommends that you vote FOR Proposal 2.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the fees billed or billable by Rosenberg Rich Baker Berman, P.A., our principal accountants effective as of September 11, 2023, and Marcum LLP, our former principal accountants, for audit and non-audit services rendered to us. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2025	2024
Principal Accounting Fees
Audit fees (1)	$184,000	$190,816
Audit-related fees	$0	$0
Tax fees	$0	$0
All other fees	$0	$0
Total aggregate fees	$184,000	$190,816

_______________________

(1)

The aggregate audit fees billed or expected to be billed for professional services rendered by Rosenberg Rich Baker Berman, P.A., our principal accountants effective as of September 11, 2023, for the audit of our consolidated financial statements included in our annual report on Form 10-K and review of our interim consolidated financial statements included in quarterly reports, and other services normally provided in connection with statutory and regulatory filings was $184,000 and $163,000 for the years ended December 31, 2025 and 2024, respectively. The aggregate audit fees billed for professional services rendered by Marcum LLP, our former principal accountants, for the audit of our consolidated financial statements included in our annual report on Form 10-K and review of our interim consolidated financial statements included in quarterly reports, and other services normally provided in connection with statutory and regulatory filings was $0 and $27,816 for the years ended December 31, 2025 and 2024, respectively.

All fees described above were pre-approved by the Board.

Pre-Approval Policies and Procedures of the Audit Committee

The audit committee has not set any pre-approval policies and procedures as of December 31, 2025.

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PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board understands the interests our investors have in the compensation of our executives. In recognition of that interest and as required by Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

The Company’s goal for its executive compensation program is to attract, motivate, and retain our named executive officers who are critical to our success and will drive the creation of stockholder value. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.

The Board recommends that stockholders vote for the following resolution:

“RESOLVED that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K compensation tables and narrative discussion, is hereby APPROVED.”

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the annual meeting will constitute approval of this non-binding resolution. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered shares of common stock present and entitled to vote on this proposal and will not have a positive or negative effect on the outcome of the proposal.

Because the vote on Proposal 3 is an advisory vote, the result will not be binding on the Board. The Board values the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

The Board unanimously recommends that you vote FOR Proposal 3.

PROPOSAL 4: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

General

Our Certificate of Incorporation currently authorizes the issuance of 150,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share. The Board has unanimously adopted a resolution approving, declaring advisable, and recommending to the stockholders for their approval, a proposal to amend the Certificate of Incorporation to decrease the number of authorized shares of our common stock from 150,000,000 shares to 50,000,000 shares (the “Amendment”). No change to the authorized number of shares of preferred stock is being proposed.

A sample form of the certificate of amendment relating to this Proposal 4, which we would file with the Secretary of State of the State of Delaware to implement the Amendment, is attached to this Proxy Statement as Appendix A.

Background and Rationale for the Amendment

On December 23, 2025, we filed with the Secretary of State of the State of Delaware a certificate of amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-5, effective December 26, 2025. Following the reverse stock split, every five shares of our issued and outstanding common stock were automatically converted into one issued and outstanding share of common stock, without any change in par value per share. No fractional shares were issued in connection with the reverse stock split, and any shareholders who would have received fractional shares of common stock instead were rounded up to the nearest whole number of shares of common stock. The reverse stock split did not affect the number of shares of authorized common stock.

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As a Delaware corporation, the Company is subject to Delaware’s franchise tax. The Delaware franchise tax is calculated based upon several variables including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. The greater the difference between the number of shares outstanding and the number of shares authorized, the greater the tax liability. Our Certificate of Incorporation currently authorizes the issuance of up to 150,000,000 shares of common stock. As a result of the reverse stock split effected in December 2025 as described above, the currently authorized 150,000,000 shares of common stock greatly exceeds the 26,305,966 shares of common stock outstanding as of June 10, 2026. In order to reduce our Delaware franchise tax liability, the Board of Directors has determined that it is in our best interest and that of our stockholders to amend our Certificate of Incorporation to decrease the number of authorized shares of common stock from 150,000,000 shares to 50,000,000 shares. If the stockholders approve this proposal, we currently intend to file an amendment our Certificate of Incorporation with the Secretary of State of the State of Delaware to decrease the number of authorized shares of common stock immediately following stockholder approval. If this proposal is not approved by the stockholders, our Certificate of Incorporation will continue as currently in effect.

We believe the proposed decrease appropriately balances the needs for available shares for capital raising, strategic transactions, and equity incentive awards with the desire to avoid having an unreasonably high number of authorized shares and payment of excess franchise taxes, and that the size of the remaining available shares is appropriate to provide for our needs.

No Appraisal or Dissenters’ Rights

Neither Delaware law, the Certificate of Incorporation, nor our amended and restated by-laws provide for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.

Vote Required

The approval of Proposal 4 requires that the votes cast for the proposal exceed the votes cast against the proposal. An abstention will have no effect on this Proposal. We believe a vote on Proposal 4 will be considered a “routine” matter. Therefore, we do not expect any broker non-votes on this proposal and a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.

The Board unanimously recommends that you vote FOR Proposal 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of June 10, 2026 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

The column entitled “Percentage of Shares Beneficially Owned” is calculated based on 26,305,966 shares of common stock outstanding as of June 10, 2026.

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We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of June 10, 2026 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Except as otherwise noted below, the address for persons listed in the table is c/o the Company at 1810 Jester Drive, Corsicana, Texas 75109.

	Number of		Percentage of
	Shares		Shares
	Beneficially		Beneficially
Name	Owned		Owned (8)
Directors and Named Executive Officers:
Richard MacPherson	3,165,095	(1)	11.94%
John Pavlish	669,710	(2)	2.52%
James Trettel	403,387	(3)	1.51%
David M. Kaye	119,032	(4)	* %
Troy Grant	65,000	(5)	* %
Mitzi H. Coogler	22,000	(6)	* %
All officers and directors as a group (7 persons)	4,444,224		16.35%
5% or Greater Stockholders:
Alterna Core Capital Assets Fund II, L.P., et al	1,860,000	(7)	7.07%

*	Less than one percent of the outstanding shares of common stock of the Company.

(1)	Includes 2,955,095 shares of common stock owned by Mr. MacPherson and 210,000 shares of common stock which Mr. MacPherson has the right to acquire upon exercise of options.

(2)	Includes 439,710 shares of common stock owned by Mr. Pavlish and 230,000 shares of common stock which Mr. Pavlish has the right to acquire upon exercise of options.

(3)	Includes 23,387 shares of common stock owned by Mr. Trettel, 40,000 owned by Mr. Trettel’s wife, and 340,000 shares of common stock which Mr. Trettel has the right to acquire upon exercise of options.

(4)	Includes 74,032 shares of common stock owned by Mr. Kaye and 45,000 shares of common stock which Mr. Kaye has the right to acquire upon exercise of options.

(5)	Includes 40,000 shares of common stock owned by Mr. Grant and 25,000 shares of common stock which Mr. Grant has the right to acquire upon exercise of options.

(6)	Includes 2,000 shares of common stock owned by Ms. Coogler with her husband, as joint tenants, and 20,000 shares of common stock which Ms. Coogler has the right to acquire upon exercise of options.

(7)

Represents 1,860,000 shares of common stock owned and based solely upon and according to information reported in filings made to the SEC, jointly filed by and on behalf of certain reporting persons identified below (the “Reporting Persons”). The Reporting Persons are Alterna Core Capital Assets Fund II, L.P., Alterna Capital Partners LLC, Alterna General Partner II LLC, AC Midwest Energy LLC, Eric M. Press, Roger P. Miller, and Earle Goldin. The address for the Reporting Persons is 10 Corporate Drive, Suite 2204, Bedford, NH 03110.

(8)

Applicable percentage ownership for each stockholder is based on 26,305,966 shares of common stock outstanding as of June 10, 2026 plus any securities that stockholder has the right to acquire within 60 days of June 10, 2026 pursuant to options, warrants, conversion privileges, or other rights. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants, or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of June 10, 2026 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Other than the compensation agreements and other arrangements described in this Proxy Statement under “Executive Compensation” and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any director, executive officer, holder of five percent or more of any class of our capital stock, or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

AC Midwest

On February 27, 2024, we entered into an Unsecured Debt Restructuring Agreement (the “Debt Restructuring Agreement”) with AC Midwest Energy LLC (“AC Midwest”), which replaced and superseded the Unsecured Note Financing Agreement and Reaffirmation of Guaranty entered into with AC Midwest on February 25, 2019, as amended on October 28, 2022 (the “Unsecured Note Financing Agreement”).

Pursuant to the Debt Restructuring Agreement, on February 27, 2024, we (i) paid AC Midwest $9,040,000 as a reduction in the outstanding principal balance of an unsecured note held by AC Midwest, (ii) issued to AC Midwest a new unsecured replacement note representing the remaining outstanding principal balance of the unsecured note in the principal amount of $4,114,931 (the “New Note”), and (iii) paid AC Midwest $275,626 representing the remaining principal balance under a secured note held by AC Midwest of $271,686 plus interest of $3,939. In addition, within 30 days, we would either facilitate the private sale to third parties of certain shares of common stock of the Company held by AC Midwest for a purchase price of no less than $960,000, which amount shall be applied as a credit against the principal balance due on the New Note dollar for dollar, or pay AC Midwest $960,000 toward the principal balance due on the New Note. The private sale of such shares for the purchase price of $960,000 was completed on March 11, 2024. Any remaining principal balance on the New Note was due August 27, 2024 (the “Maturity Date”), which was six months from February 27, 2024. Until repaid in full, the New Note accrued interest at a rate equal to the Secured Overnight Financing Rate plus 2.0% per annum. On August 26, 2024 and August 27, 2024, the Company repaid AC Midwest the remaining principal of $3,154,931 on the New Note together with accrued interest of $119,164. As a result, as of January 1, 2025, the only remaining debt obligation under the Debt Restructuring Agreement is the profit participation.

Pursuant to the Debt Restructuring Agreement, AC Midwest is entitled to a profit participation preference equal to $7,900,000 (the “Restructured Profit Share”). The Restructured Profit Share is “non-recourse” and shall only be paid from Net Litigation Proceeds (as defined in the Debt Restructuring Agreement) from claims relating to our intellectual property. Following the receipt of any Net Litigation Proceeds, we are required to pay the Restructured Profit Share in an amount equal to 75.0% of such Net Litigation Proceeds until the Restructured Profit Share has been paid in full. The Restructured Profit Share completely replaced and superseded the terms and conditions of a profit share in the amount of $17,654,931 provided for in the Unsecured Note Financing Agreement, which is of no further force and effect.

As of June 10, 2026, AC Midwest beneficially owns approximately 7.07% of the outstanding shares of our common stock.

Other Transactions

Kaye Cooper Kay & Rosenberg, LLP has provided certain legal services to the Company and was paid $431,444 and $450,000 for the years ended December 31, 2024 and 2025, respectively, for legal services rendered and disbursement incurred. David M. Kaye, a director and Secretary of the Company, was a partner of the law firm through February 28, 2026, and thereafter has provided legal services to the Company directly. For the three month period ended March 31, 2026, the Company incurred $238,917 for legal services rendered and disbursements from the firm and Mr. Kaye, in the aggregate. At March 31, 2026, $162,500 was owed for services rendered.

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On January 31, 2023, we entered into a License and Supply Agreement with Dakin Holdings Ltd. (“Dakin”), effective as of January 1, 2023 (the “Dakin Agreement”), pursuant to which Dakin has granted to the Company (i) a limited license to manufacture and produce for Dakin products (the “Dakin Products”) comprising Dakin IP described below, and (ii) an exclusive license to commercialize the Dakin IP in the United States. Dakin is a company owned and controlled by Richard MacPherson, the Company’s Chief Executive Officer and President. The Dakin Agreement is for a term of ten years unless terminated earlier under certain circumstances as set forth therein. Under the Dakin Agreement, Dakin is required to purchase from the Company 100% of Dakin’s requirements for the Dakin Products containing the Dakin IP for all sales of the Dakin Products outside of the United States, subject to the availability of the products from the Company, at a pricing formula set forth in the Dakin Agreement. The Company was required to pay Dakin a license fee of $12,500 per month for a three-year period commencing as of the effective date, and pay Dakin a royalty on all sales of the Dakin Products made by the Company in the United States. The Company also agreed to provide Dakin with technical support as requested by Dakin at such technical support rates set forth in the Dakin Agreement subject to adjustment. On November 18, 2024, the parties entered into an amendment to the Dakin Agreement which eliminated all further monthly license fees after September 30, 2024. The Dakin IP consists of a proprietary compound of materials engineered to treat a boiler to improve the combustion process and thereby reduce overall emissions, while improving boiler efficiency during the combustion of all types of fuels at power plants. For the year ended December 31, 2024, Dakin incurred and was paid license fees of $112,500. No license fees were incurred or paid for the year ended December 31, 2025. In addition, no royalties were paid or due to Dakin for the years ended December 31, 2024 and 2025.

On May 28, 2024, the Company entered into an Administrative Services Agreement with Greenberg Enterprises, LLC (“Greenberg Enterprises”), pursuant to which Greenberg Enterprises would be paid for certain administrative support provided to the Company since January 1, 2024 and administrative support to be provided in the future to the Company, including but not limited to general office and technical support, project management and support, and vendor relations support. Such agreement was terminated effective in December 2024. During the year ended December 31, 2024, Greenberg Enterprises provided $237,020 for administrative services and $335,100 for expense reimbursement. At December 31, 2024, Greenberg Enterprises was owed $0 from the Company pursuant to the agreement. Greenberg Enterprises is a company owned and controlled by Christopher Greenberg, the former Chairman of our Board of Directors.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

All related persons transactions were reviewed and approved by a majority of our Board of Directors on terms no less favorable than those that could be obtained from unaffiliated third parties. In February 2026, we adopted a written related party transactions policy that provides that such transactions must be approved by our Audit Committee. Pursuant to this policy, the Audit Committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

26

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholders may submit proper proposals for inclusion in our proxy statement and for consideration at our 2027 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. To be considered for inclusion in our proxy materials for the 2027 annual meeting of stockholders, stockholder proposals must: (i) be received by the Secretary of the Company no later than the close of business on February 24, 2027 (which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for this Annual Meeting); and (ii) otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Exchange Act and our bylaws. If we change the date of the 2027 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 annual meeting of stockholders.

Stockholders who wish to (a) nominate persons for election to the Board at the 2027 annual meeting of stockholders or (b) present a proposal at the 2027 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to Birchtech Corp., 1810 Jester Drive, Corsicana, Texas 75109, Attention: Secretary, no earlier than February 24, 2027 and no later than May 10, 2027. However, if the 2027 annual meeting of stockholders is advanced by more than 30 days or delayed (other than as a result of an adjournment) by more than 30 days from the anniversary of this year’s Annual Meeting, nominations and proposals must be received no later than the close of business on the later of (a) the 60th day prior to the 2027 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2027 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in the bylaws.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than ten percent of the Company’s Common Shares (“10% stockholders”), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares of the Company. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based on review of the copies of such reports furnished to the Company, and with respect to the officers and directors, representations that no other reports were required, during the year ended December 31, 2025, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders may communicate with Board members by addressing a letter to the Secretary of the Company at Birchtech Corp., 1810 Jester Drive, Corsicana, Texas 75109.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at Birchtech Corp., 1810 Jester Drive, Corsicana, Texas 75109, Tel: 614-505-6115. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address or telephone number.

27

OTHER MATTERS

This Proxy Statement and the Annual Report are available at our corporate website at birchtech.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by mail, by signing and returning the enclosed proxy card, by using the Internet, or by telephone, so your shares will be represented at the Annual Meeting.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than that shown in this document. Should any other matters be properly presented for action at the Annual Meeting, the enclosed proxy confers upon the proxy holders named therein the authority to vote on such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS RICHARD MACPHERSON President and Chief Executive Officer
Corsicana, Texas June 24, 2026

28

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

BIRCHTECH CORP.

Birchtech Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

First: The name of the Corporation is Birchtech Corp.

Second: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is May 30, 2006, under the name of Digicorp, Inc.

Third: The Corporation is authorized to issue two classes of stock. The total number of shares of stock of each class which the Corporation is authorized to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	150,000,000
Preferred	$0.001	2,000,000
Total		152,000,000

Fourth: That Article Fourth of the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), is hereby amended to read in its entirety as follows:

“FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001 per share. The second class of stock shall be Preferred Stock, par value $0.001 per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	50,000,000
Preferred	$0.001	2,000,000
Total		52,000,000

Fifth: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

Sixth: That this Certificate of Amendment to the Certificate of Incorporation shall be effective on the ___ day of _______________, 2026.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its President and Chief Executive Officer this ____ day of ______________, 2026.

BIRCHTECH CORP.

By:
Name:	Richard MacPherson
Title:	President and Chief Executive Officer

A-1

Transfer Online, Inc.
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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/22/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/22/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Richard MacPherson 02 David M. Kaye 03 Troy Grant 04 Mitzi H. Coogler

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2 Ratification of Rosenberg Rich Baker Berman, P.A.	☐	☐	☐
3 Approval of advisory vote on executive compensation.	☐	☐	☐
4 Approval of an amendment to the certificate of incorporation to decrease the number of authorized shares of common stock from 150,000,000 to 50,000,000.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000710156_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Proxy Statement are available at www.proxyvote.com

BIRCHTECH CORP.
Annual Meeting of Stockholders
July 23, 2026 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Richard MacPherson and David M. Kaye, or any of them, as attorneys and proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BIRCHTECH CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on July 23, 2026, exclusively online via the internet, at www.virtualshareholdermeeting.com/BCHT2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000710156_2 R2.09.05.010